NEWS RELEASE

For further information, contact:
Suzie Singer, Corporate Communications	812.376.1917

July 18, 2003	For immediate release

IRWIN FINANCIAL CORPORATION ANNOUNCES
SECOND QUARTER EARNINGS CONFERENCE CALL

(Columbus, IN) IRWIN FINANCIAL CORPORATION (NYSE: IFC) intends to release its Second Quarter 2003 operating results on July 23, 2003.

At 1:00 p.m. EDT, 12:00 p.m. CDT, on July 23®, the Corporation will hold a conference call to review results. The toll-free number to join the call will be (888) 545-0687, please tell the operator you would like to join the Irwin Financial call. A company news release regarding the topic of the call will be available on PRNewswire before the call. Greg Ehlinger, Senior Vice President and CFO, and Will Miller, Chairman and CEO, Irwin Financial Corporation, will be the speakers on the call.

Information provided and statements made during the call that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, governmental action, competitor activity, expense volatility, changes in applicable accounting policies or principles, and other risks detailed from time to time in IFC Securities and Exchange Commission filings.

Irwin Financial Corporation (www.irwinfinancial.com) is a bank holding company, with a history tracing to 1871. Irwin®, through its subsidiaries -- Irwin Mortgage Corporation, Irwin Home Equity Corporation, Irwin Union Bank, Irwin Commercial Finance, and Irwin Ventures -- provides a broad range of financial services to consumers and small businesses in selected markets in the United States and Canada.